Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Effective as of the end of the day on October 31, 2014, Kimberly-Clark Corporation (“Kimberly-Clark,” “we” or “our”) completed the distribution to our stockholders of all of the outstanding shares of common stock of Halyard Health, Inc. (“Halyard”), a wholly-owned subsidiary of Kimberly-Clark. Halyard was formed to hold directly or indirectly the assets and liabilities associated with Kimberly-Clark’s health care business and to facilitate the spin-off of such health care business (the “Spin-off”). Halyard’s shares of common stock were distributed to Kimberly-Clark stockholders on the basis of one share of Halyard common stock for every eight shares of Kimberly-Clark common stock held as of the close of business on October 23, 2014, the record date for the distribution.

Following the Spin-off, Kimberly-Clark does not own any shares of Halyard common stock and Kimberly-Clark will no longer consolidate Halyard within its financial results. The following Unaudited Pro Forma Consolidated Financial Statements of Kimberly-Clark reflect the impact of the Spin-off.

In connection with the Spin-off, we have proportionately adjusted the number and exercise prices of options and the number of shares on time-vested restricted share units and performance-based restricted share units granted to our plan participants that are not employees of Halyard or its subsidiaries that were outstanding at the time of the Spin-off to maintain the aggregate intrinsic value of such awards at the date of the Spin-off, pursuant to the terms of these awards.

The Unaudited Pro Forma Consolidated Income Statements for the nine months ended September 30, 2014 and for each of the years ended December 31, 2013, 2012 and 2011 are presented as if the Spin-off occurred on January 1 of each of the periods presented and exclude results from discontinued operations. The Unaudited Pro Forma Consolidated Balance Sheet of Kimberly-Clark as of September 30, 2014 is presented as if the Spin-off of Halyard occurred on September 30, 2014.

The Unaudited Pro Forma Consolidated Financial Statements are presented for illustrative purposes only and are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the Spin-off been completed as of the dates presented, and should not be taken as representation of our future consolidated results of operations or financial condition. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances; however, actual amounts could differ.

The Unaudited Pro Forma Consolidated Financial Statements are based upon, and should be read in conjunction with, our historical Consolidated Financial Statements and related notes included in our Annual Report on Form 10-K for the years ended December 31, 2013, 2012 and 2011 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014.

The Unaudited Pro Forma Consolidated Financial Statements have been prepared to remove Halyard’s assets, liabilities and results of operations, and to reflect the tax-free distribution to our stockholders of 100% of Halyard’s outstanding common stock. In connection with the separation, Halyard funded a cash distribution of $680 million to us equal to the estimated amount of all of Halyard’s available cash on the distribution date in excess of the minimum amount to be retained by Halyard. Such minimum amount was equal to $40 million plus the estimated net amount of certain intercompany assets and liabilities on the distribution date that were retained by us plus approximately $1 million associated with certain retention bonus obligations transferred to Halyard. We expect to use the proceeds of this cash distribution to make open-market repurchases of our shares of common stock. The expected open-market share repurchases are not reflected in these Unaudited Pro Forma Consolidated Financial Statements. A full description of all pro forma adjustments is included herein.

KIMBERLY-CLARK CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

(Millions, except per share amounts)

	Historical Kimberly-Clark Corporation	Pro Forma Adjustments (a)	Pro Forma Kimberly-Clark Corporation
Net Sales	$16,063	$(1,167)	$14,896
Cost of products sold	10,528	(762)	9,766

Gross Profit	5,535	(405)	5,130
Marketing, research and general expenses	3,014	(276)	2,738
Other (income) and expense, net	27	2	29

Operating Profit	2,494	(131)	2,363
Interest income	13	—	13
Interest expense	(214)	(1)	(215)

Income Before Income Taxes and Equity Interests	2,293	(132)	2,161
Provision for income taxes	(749)	68	(681)

Income Before Equity Interests	1,544	(64)	1,480
Share of net income of equity companies	114	(1)	113

Net Income	1,658	(65)	1,593
Net income attributable to noncontrolling interests	(49)	—	(49)

Net Income Attributable to Kimberly-Clark Corporation	$1,609	$(65)	$1,544

Per Share Basis
Net Income Attributable to Kimberly-Clark Corporation
Basic	$4.28		$4.11

Diluted	$4.25		$4.08

Average Common Shares Outstanding
Basic	376.0		376.0
Diluted	378.8		378.8

See Accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

KIMBERLY-CLARK CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

FOR THE YEAR ENDED DECEMBER 31, 2013

(Millions, except per share amounts)

	Historical Kimberly-Clark Corporation	Pro Forma Adjustments (a)	Pro Forma Kimberly-Clark Corporation
Net Sales	$21,152	$(1,591)	$19,561
Cost of products sold	13,912	(960)	12,952

Gross Profit	7,240	(631)	6,609
Marketing, research and general expenses	4,028	(329)	3,699
Other (income) and expense, net	4	3	7

Operating Profit	3,208	(305)	2,903
Interest income	20	—	20
Interest expense	(283)	1	(282)

Income Before Income Taxes and Equity Interests	2,945	(304)	2,641
Provision for income taxes	(929)	101	(828)

Income Before Equity Interests	2,016	(203)	1,813
Share of net income of equity companies	205	—	205

Net Income	2,221	(203)	2,018
Net income attributable to noncontrolling interests	(79)	—	(79)

Net Income Attributable to Kimberly-Clark Corporation	$2,142	$(203)	$1,939

Per Share Basis
Net Income Attributable to Kimberly-Clark Corporation
Basic	$5.58		$5.05

Diluted	$5.53		$5.01

Average Common Shares Outstanding
Basic	384.0		384.0
Diluted	387.3		387.3

See Accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

KIMBERLY-CLARK CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

FOR THE YEAR ENDED DECEMBER 31, 2012

(Millions, except per share amounts)

	Historical Kimberly-Clark Corporation	Pro Forma Adjustments (a)	Pro Forma Kimberly-Clark Corporation
Net Sales	$21,063	$(1,596)	$19,467
Cost of products sold	14,314	(976)	13,338

Gross Profit	6,749	(620)	6,129
Marketing, research and general expenses	4,069	(312)	3,757
Other (income) and expense, net	(6)	1	(5)

Operating Profit	2,686	(309)	2,377
Interest income	18	—	18
Interest expense	(284)	(1)	(285)

Income Before Income Taxes and Equity Interests	2,420	(310)	2,110
Provision for income taxes	(768)	108	(660)

Income Before Equity Interests	1,652	(202)	1,450
Share of net income of equity companies	176	1	177

Net Income	1,828	(201)	1,627
Net income attributable to noncontrolling interests	(78)	—	(78)

Net Income Attributable to Kimberly-Clark Corporation	$1,750	$(201)	$1,549

Per Share Basis
Net Income Attributable to Kimberly-Clark Corporation
Basic	$4.45		$3.94

Diluted	$4.42		$3.91

Average Common Shares Outstanding
Basic	393.0		393.0
Diluted	396.1		396.1

See Accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

KIMBERLY-CLARK CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

FOR THE YEAR ENDED DECEMBER 31, 2011

(Millions, except per share amounts)

	Historical Kimberly-Clark Corporation	Pro Forma Adjustments (a)	Pro Forma Kimberly-Clark Corporation
Net Sales	$20,846	$(1,578)	$19,268
Cost of products sold	14,694	(965)	13,729

Gross Profit	6,152	(613)	5,539
Marketing, research and general expenses	3,761	(331)	3,430
Other (income) and expense, net	(51)	8	(43)

Operating Profit	2,442	(290)	2,152
Interest income	18	—	18
Interest expense	(277)	—	(277)

Income Before Income Taxes and Equity Interests	2,183	(290)	1,893
Provision for income taxes	(660)	101	(559)

Income Before Equity Interests	1,523	(189)	1,334
Share of net income of equity companies	161	—	161

Net Income	1,684	(189)	1,495
Net income attributable to noncontrolling interests	(93)	—	(93)

Net Income Attributable to Kimberly-Clark Corporation	$1,591	$(189)	$1,402

Per Share Basis
Net Income Attributable to Kimberly-Clark Corporation
Basic	$4.02		$3.54

Diluted	$3.99		$3.52

Average Common Shares Outstanding
Basic	395.7		395.7
Diluted	398.6		398.6

See Accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

KIMBERLY-CLARK CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2014

(Millions)

	Historical Kimberly-Clark Corporation	Pro Forma Adjustments (b)	Notes	Pro Forma Kimberly-Clark Corporation
ASSETS
Current Assets
Cash and cash equivalents	$1,431	$584	(c)(d)	$2,015
Accounts receivable, net	2,542	(36)	(e)	2,506
Inventories	2,281	(290)		1,991
Other current assets	667	(5)		662

Total Current Assets	6,921	253		7,174
Property, Plant and Equipment, Net	7,692	(257)		7,435
Investments in Equity Companies	335	—		335
Goodwill	3,129	(1,429)		1,700
Other Intangible Assets	215	(116)		99
Other Assets	584	(1)		583

TOTAL ASSETS	$18,876	$(1,550)		$17,326

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Debt payable within one year	$773	—	(c)	$773
Redeemable preferred securities of subsidiary	506	—		506
Trade accounts payable	2,597	12	(e)	2,609
Accrued expenses	2,071	(123)		1,948
Dividends payable	313	—		313

Total Current Liabilities	6,260	(111)		6,149
Long-Term Debt	5,633	—	(c)	5,633
Noncurrent Employee Benefits	1,090	(3)		1,087
Deferred Income Taxes	902	—		902
Other Liabilities	371	(1)		370
Redeemable Preferred and Common Securities of Subsidiaries	72	—		72
Stockholders’ Equity
Kimberly-Clark Corporation
Preferred stock—no par value—authorized 20.0 million shares, none issued
Common stock—$1.25 par value—authorized 1.2 billion shares; issued 428.6 million shares at September 30, 2014	536	—		536
Additional paid-in capital	624	—		624
Common stock held in treasury, at cost—56.1 million shares at September 30, 2014	(4,754)	—		(4,754)
Retained earnings	10,372	(1,447)	(d)(f)	8,925
Accumulated other comprehensive income (loss)	(2,513)	12		(2,501)

Total Kimberly-Clark Corporation Stockholders’ Equity	4,265	(1,435)		2,830
Noncontrolling Interests	283	—		283

Total Stockholders’ Equity	4,548	(1,435)		3,113

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,876	$(1,550)		$17,326

See Accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

KIMBERLY-CLARK CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments

(a)	The adjustment reflects the elimination of the operations of the health care business as a result of the Spin-off, which includes pre-tax charges of $115 million ($94 million after tax) in 2014 related to the Spin-off.

(b)	The adjustment reflects the elimination of assets and liabilities attributable to the health care business, with the exception of certain accounts receivable, inventory, accounts payable, accrued liabilities and property, plant and equipment that were retained by us pursuant to the distribution agreement, dated October 31, 2014, between us and Halyard.

(c)	In connection with the Spin-off, in October 2014, Halyard issued $250 million aggregate principal amount of senior notes and $390 million of debt under a long term loan facility. Halyard retained the debt in the Spin-off.

(d)	In connection with the Spin-off, Halyard funded a cash distribution of $680 million to us equal to the estimated amount of all of Halyard’s available cash on the distribution date in excess of the minimum amount to be retained by Halyard. Such minimum amount was equal to $40 million plus the estimated net amount of certain intercompany assets and liabilities on the distribution date that were retained by us plus approximately $1 million associated with certain retention bonus obligations transferred to Halyard. We expect to use the proceeds of this cash distribution to make open-market repurchases of our shares of common stock. The expected open-market share repurchases are not reflected in these Unaudited Pro Forma Consolidated Financial Statements.

(e)	The adjustment reflects the addition of certain accounts receivable and accounts payable that were intercompany accounts that eliminated prior to the Spin-off, but are considered third party accounts that no longer eliminate subsequent to the Spin-off.

(f)	Adjustment reflects the pro forma recapitalization of our equity. As of the Spin-off date, we distributed the net assets of our net investment in Halyard through the distribution of shares of Halyard common stock. We made a distribution to our shareholders of record on the record date (October 23, 2014) of one share of Halyard common stock for every eight shares of our common stock outstanding on the record date.